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                          LEASE AGREEMENT

PROJECT: 9724 10TH AVE. NORTH, PLYMOUTH, MN. 55441  DATE: 4-16-97
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UNIT NO: SEE BELOW   OCCUPANCY TERM: 3 YEARS FROM 6-1-97 TO: 5-31-2000
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MONTHLY RENT: SEE BELOW   ANNUAL RENT:      EXPENSE SHARE:   15%
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PARKING STALLS: AS LAID OUT BY LANDLORD
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TENANT:                            OWNER/LANDLORD:

   INTELLIPHONE, INC.                ROBERT E. NELSON
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   9724 10TH AVE. NORTH              6324 LAKELAND AVE. NORTH
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   PLYMOUTH, MINNESOTA 55441         BROOKLYN PARK, MINNESOTA 55428
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1. LEASE. In consideration of these mutual agreements and provisions,
   Owner/Landlord hereby leases to Tenant and Tenant hereby leases from the Owner/Landlord the above unit(s) for Industrial Use, subject to all Federal, State or Local regulations, together with fixtures, for the above term. All parties listed as Tenant are herein referred to individually and collectively as Tenant, respectively.

2. RENT.
    a. Tenant shall pay to Owner/Landlord, in advance, the above monthly rent on the first day of each month. The first month's rent shall be be paid upon execution of this Lease, receipt of which is hereby acknowledged.

        RENT BREAKDOWN FOR THREE YEARS
        JUNE 1 1997 THRU MAY 31, 1998           $3,524.00 PER MONTH
        JUNE 1 1998 THRU MAY 31, 1999           $3,675.00 PER MONTH
        JUNE 1 1999 THRU MAY 31, 2000           $3,859.00 PER MONTH
        TENANT TO HAVE TWO ONE YEAR OPTIONS WITH 5% INCREASE PER YEAR IF DESIRED AND 90 DAYS NOTICE TO LANDLORD PRIOR TO LEASE END.
        LANDLORD WILL BILL TENANT 15% OF SEWER AND WATER BILL MONTHLY. PARKING STALLS AND NEW LOADING DOCK DOOR ON EAST WALL NEED TO BE LAID OUT BY LANDLORD SO NO PARKING OR TRAFFIC FLOW WILL BE CREATED. LANDLORD TO INSTALL DOOR ON EAST WALL COMPLETE AT HIS EXPENSE. LANDLORD WILL ALSO INSTALL OPENING ON SECOND LEVEL AT HIS EXPENSE. TENANT MAY OCCUPY PREMISES AS SOON AS LANDLORD HAS MADE IMPROVEMENTS AND UPON SECURITY DEPOSIT BEING MADE AND UTILITYS BEING TRANSFERRED AND INSURANCE CERTIFICATE TO LANDLORD.

3. SECURITY DEPOSIT. Upon the date hereof, the Tenant shall pay to Owner/Landlord an amount equal to one (1) month's rent as a Security Deposit to guarantee the performance of all the terms of this Lease, and the payment of rent. Upon the occurrence of any default by Tenant, Owner/Landlord may use said Security Deposit to the extent necessary to make good any arrearages of rent or any other expense. Any remaining balance of said Security Deposit shall be returned to Tenant upon compliance with terms herein and acceptance of the vacated premises by Owner/Landlord. Tenant understands that its liability is not limited to the amount of the Security Deposit and its use by Owner/Landlord shall not constitute a waiver, but is in addition to Owner/Landlord's other remedies under this Lease and law. Receipt of said Security Deposit is hereby acknowledged.

4. OCCUPANCY. Owner/Landlord agrees to deliver the unit(s) in a safe, broom clean and useable condition, in compliance with all applicable building codes. In the event Tenant is prevented from occupying the unit(s) at the start of the above term due to delays by Owner/Landlord, the rent shall be abated for each day occupancy is delayed.

5. UTILITIES. The Tenant shall pay for all utilities, including gas, electricity, water and telephone service for its unit(s) during the term of this Lease.

6. STRUCTURAL MAINTENANCE. The Owner/Landlord shall, at its expense, keep the structural parts of the building in good repair including the exterior walls, roof, floor, foundation, and interior columns, except that the Owner/Landlord shall not be responsible for repairs caused by the fault or negligence of the Tenant, its employees, or invitees.

7. INTERIOR MAINTENANCE. Tenant shall be responsible for the interior maintenance and repair of the premises, including entrance doors, overhead warehouse doors, heating, plumbing, electrical and mechanical fixtures and equipment, replacement of all glass broken and expendable. Tenant further agrees to keep the premises in as good a condition as when turned over to it, reasonable wear and tear and the elements excepted. SEE ADDENDUM

8. ALTERATIONS. No interior alterations, connection, painting or decorating of a permanent nature may be done to the unit(s) without written approval of Owner/Landlord. Tenant agrees that all such approved work shall be done in a workmanlike manner and in conformance with applicable building codes; that no liens shall attach to the premises by reason thereof; and that the premises shall be restored to their original condition by the Tenant prior to the expiration of this Lease. Failure to remove fixtures and equipment shall constitute abandonment to the Owner/Landlord who may remove said fixtures and equipment and restore the premises to their original condition, all at Tenant's expense. APPROVAL WILL NOT BE UNREASONABLY WITHHELD.

9. INSURANCE. Owner/Landlord shall maintain, at its own expense, fire and extended coverage insurance on the property. It is understood that the Owner/Landlord and Tenant shall look solely to their respective insuring agents in the event of casualty. Tenant will maintain in force during the term of this Lease a contents and public liability insurance policy with Owner/Landlord named as co-insured. Said insurance shall afford protection of not less than $300,000.00 for injury or death, $300,000.00 for any one accident, and $100,000.00 for property damage. Tenant agrees to deliver to Owner/Landlord a certificate of insurance with a 10 day cancellation clause, prior to occupancy, with the Owner/Landlord named as an additional insured. Owner/Landlord will require each of its other Tenants to carry the same insurance on their contents and property and will not permit any practice by any Tenant that may cause an increase in the rate of insurance on the building without charging said increase to the causing Tenant for the benefit of all other Tenants.

10. LOSS PROTECTION. Unless the liability for damage or loss is caused by the negligence of Owner/Landlord, Owner/Landlord shall be held harmless by Tenant from any liability for damages to any person or property in or upon the leased premises or common areas, including the person or property of Tenant and its employees and all persons in the building at its or their invitation. All property kept, stored or maintained on the leased premises shall be so kept, stored or maintained at the sole risk of the Tenant.

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11. FIXTURES AND EQUIPMENT. All fixtures and equipment considered necessary to the general operation and maintenance of the property, shall be the property of the Owner/Landlord, except that any "trade fixtures" provided by Tenant, at its own expense, shall remain the property of the Tenant and will be removed by Tenant upon termination of this Lease. The Tenant grants to the Owner/Landlord a lien upon all personal property of the Tenant on said premises to secure payment of the rent, and agrees that no such property shall be removed from said premises while any installment of rent is past due, and/or any other default existing under this Lease.

12. ACCESS. Owner/Landlord or its authorized agent, has the right to enter the unit(s) at any reasonable time to inspect, make repairs or alterations as needed, and three (3) months prior to the termination of this Lease to show the unit(s) to prospective Tenants, and to place on doors and windows appropriate notice that the premises are for rent. SEE ADDENDUM

13. LOCKS. No additional locks will be placed on any of the doors in the building without Owner/Landlord's prior written approval, and unless Owner/Landlord receives an access key to such locks.

14. STORAGE. PARAGRAPH #14 HAS BEEN DELETED.

15. SUBLETTING OR ASSIGNMENT. No subletting or other assignment by Tenant is allowed without written consent of Owner/Landlord, which consent shall not release the assigning party of any obligation or liability arising under the terms of this Lease. This Lease and the deposits shall be assignable by Owner/Landlord, provided the assignee assumes all of Owner/Landlord's obligations hereunder.

16. DEFAULT. A breach of this Lease shall exist if at any time during the term of this Lease Tenant shall: (a) Vacate said premises or default in the payment of rent or in the performance of any of these provisions; or (b) Shall make an assignment for the benefit of creditors; or (c) File or have filed against it, a petition for bankruptcy, or arrangement in settlement of liabilities, or reorganization. In such an event, Owner/Landlord is authorized to take possession of the unit(s), eject the Tenant, terminate this Lease and re-lease said premises, remove and sell all personal property and use all sums for rent and expenses then in arrears or past due. No such acts by the Owner/Landlord shall be construed as a waiver of Owner/Landlord's right to collect rent for the remainder of the term. Tenant agrees to reimburse Owner/Landlord for reasonable attorney's fees and costs for any proceedings necessary to enforce these terms. If the Tenant should default in any respect, Tenant confirms onto Owner/Landlord the statutory lien for rent and all statutory rights under the laws of the State of Minnesota. No forebearance by the Owner/Landlord to exercise any right accruing to the Owner/Landlord hereunder shall be construed as a waiver of any such rights.

17. IMPAIRMENT OF USE. In the event the demised premises shall be untenable or unfit for occupancy, in whole or in part by the total or partial destruction of the building by fire or other casualty, this Lease may, at the option of the Owner/Landlord, cease and terminate. Tenant shall have no claim against Owner/Landlord for the value of any unexpired term of said lease or for any damages. SEE ADDENDUM

18. CONDEMNATION. In the event that the whole or any part of the demised premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then, in that event, this Lease, may at the option of the Owner/Landlord, cease and terminate, and Tenant shall have no claim against Owner/Landlord for the value of any unexpired term of this Lease or for any damages.

19. ACCEPTANCE OF LEASE BY MORTGAGEE. This Lease is subject to acceptance by Owner/Landlord's mortgagee and such acceptance is a condition precedent to such agreement becoming effective. Further, this Lease is subject to the terms and the liens of present and future mortgage deeds securing the premises.

20. ADDITIONAL AGREEMENTS (IF ANY).

                         RULES AND REGULATIONS (For All Tenants)

    Tenant further agrees to be bound by and comply with the Rules and Regulations, as follows:

 a. TRASH. Each Tenant shall provide its own dumpster for trash and agrees not to leave or store any materials, litter or trash on the grounds or parking areas.

 b. DISTURBANCE. No noise or conduct shall be permitted at any time which will disturb or annoy other Tenants.

 c. PARKING. The use of parking shall be subject to Rules and Regulations as the Owner/Landlord may promulgate from time to time. Tenant agrees that it will not use more than its prescribed number of stalls at any one time, and will not use or permit the use by its employees of the parking area for the overnight storage of automobiles or other vehicles which would interfere with maintenance, snow removal, traffic flow or emergency vehicles.
    SEE ADDENDUM

 d. SIGNS. The Tenant shall not erect, place, or display or allow to be erected, placed, or displayed any lettering, sign, advertisement, awning, or other projection in or on the leased property or in or on the building of which it forms a part without the Owner/Landlord's written consent. Owner/Landlord has the sole right of approval relating, but not limiting to size, type, materials and location.

 e. FIXTURE MOVEMENT. Tenant agrees that any and all furniture, fixtures and goods will be moved by the Tenant whenever such moving is necessary for purposes of building repair and/or maintenance by Owner/Landlord.

 f. These Rules and Regulations may be added to or amended from time-to-time by the Owner/Landlord and such amendments will become effective immediately upon notification. SEE ADDENDUM

    Tenant has read and agrees to abide by all Rules and Regulations and acknowledges that any violation of any provision of this Lease, or Rules and Regulations constitutes a breach.

    IN WITNESS WHEREOF, the parties have caused this Lease to be signed by their proper officers and/or representatives and represent that the have the authority to bind same.

    OWNER/LANDLORD:                           TENANT:

    /s/ Robert E. Nelson                      INTELLIPHONE, INC.
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    ROBERT E. NELSON

    By:                                       By: /s/ Melvin Graf
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       Authorized Representative                  MELVIN GRAF

    Real Estate Broker                        Its:
    By:                                           -------------------------
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                                  GUARANTEE

The undersigned hereby guarantees the payment of rent and performance to this Lease.